Exhibit 4.3

Description of the Company’s Securities

The Company is authorized to issue an unlimited number of Subordinate Voting Shares, an unlimited number of Multiple Voting Shares and an unlimited number of Super Voting Shares.

As of January 13, 2021, the issued and outstanding capital of the Company consisted of: (i) 53,147,426 Subordinate Voting Shares; (ii) 554,127 Multiple Voting Shares; and (iii) 65,411 Super Voting Shares (collectively, the “Company Shares”).

The total number of equity shares assuming all are converted into Subordinate Voting Shares would be 98,869,885.

Our Articles, which are attached to this registration statement, provide further information regarding our securities and qualify the summary under this Item 11 of this registration statement in its entirety.

Subordinate Voting Shares

Notice and Voting Rights. Holders of Subordinate Voting Shares are entitled to notice of and to attend at any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Subordinate Voting Shares are entitled to one vote in respect of each Subordinate Voting Share held.

Class Rights. As long as any Subordinate Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Subordinate Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Subordinate Voting Shares. Holders of Subordinate Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company.

Dividend Rights. Holders of Subordinate Voting Shares are entitled to receive, as and when declared by the directors of the Company, dividends in cash or property of the Company. No dividend will be declared or paid on the Subordinate Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Shares basis) on the Multiple Voting Shares and Super Voting Shares.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Subordinate Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Subordinate Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Shares basis) and Super Voting Shares (on an as-converted to Subordinate Voting Shares basis).

Conversion Rights. In the event that an offer is made to purchase Multiple Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Multiple Voting Shares are then listed, to be made to all or substantially all the holders of Multiple Voting Shares in a given province or territory of Canada to which these requirements apply, each Subordinate Voting Share shall become convertible at the option of the holder into Multiple Voting Shares at the inverse of the Conversion Ratio (as defined below) then in effect at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer.

The conversion right may only be exercised in respect of Subordinate Voting Shares for the purpose of depositing the resulting Multiple Voting Shares under the offer, and for no other reason. In such event, the Company’s transfer agent shall deposit under the offer the resulting Multiple Voting Shares on behalf of the holder. Should the Multiple Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Multiple Voting Shares being taken up and paid for, the Multiple Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of the Company or on the part of the holder, into Subordinate Voting Shares at the Conversion Ratio then in effect.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Redemption Rights. The Company is, subject to certain conditions, entitled to redeem Subordinate Voting Shares held by certain shareholders in order to permit the Company to comply with applicable licensing regulations. The purpose of the redemption right is to provide the Company with a means of protecting itself from having a shareholder (or a group of persons who the Board of Directors reasonably believes are acting jointly or in concert) (an “Unsuitable Person”) with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over), five percent (5%) or more of the issued and outstanding Company Shares (calculated on as-converted to Subordinate Voting Shares basis), who a governmental authority granting licenses to the Company (including to any subsidiary) has determined to be unsuitable to own shares, or whose ownership of Subordinate Voting Shares may result in the loss, suspension or revocation (or similar action) with respect to any licenses relating to the conduct of the Company’s business relating to the cultivation, processing and dispensing of cannabis and cannabis-derived products in the United States or in the Company being unable to obtain any new licenses in the normal course, including, but not limited to, as a result of such person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a governmental authority, as determined by the Board of Directors in its sole discretion after consultation with legal counsel and, if a license application has been filed, after consultation with the applicable governmental authority.

The terms of Subordinate Voting Shares provide the Company with a right, but not the obligation, at its option, to redeem Subordinate Voting Shares held by an Unsuitable Person at a redemption price per share, unless otherwise required by any governmental authority, equal to the Unsuitable Person Redemption Price (as defined below). This right is required in order for the Company to comply with regulations in various jurisdictions where the Company conducts business or is expected to conduct business, which provide that the shareholders of a company requiring a license who hold over a certain percentage threshold of the issued and outstanding shares of the Company cannot be deemed “unsuitable” by the applicable governmental authority issuing the license in order for such license to be issued and to remain valid and in effect.

A redemption notice may be delivered by the Company to any Unsuitable Person setting forth: (i) the redemption date, (ii) the number of Subordinate Voting Shares to be redeemed, (iii) the formula pursuant to which the redemption price will be determined and the manner of payment therefor, (iv) the place where such Subordinate Voting Shares (or certificate thereto, as applicable) will be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, (v) a copy of the Valuation Opinion (as defined below) if the Company is no longer listed on the CSE or another recognized securities exchange, and (vi) any other requirement of surrender of the redeemed shares. The redemption notice will be sent to the Unsuitable Person not less than 30 trading days prior to the redemption date, except as otherwise provided below. The Company will send a written notice confirming the amount of the redemption price as soon as possible following the determination of such redemption price. The redemption notice may be conditional such that the Company need not redeem Subordinate Voting Shares on the redemption date if the Board of Directors determines, in its sole discretion, that such redemption is no longer advisable or necessary.

For purposes of the foregoing, the “Unsuitable Person Redemption Price” means: (i) in the case of Subordinate Voting Shares, the volume-weighted average trading price of Subordinate Voting Shares during the five (5) trading day period immediately after the date of the redemption notice on the CSE or other national or regional securities exchange on which Subordinate Voting Shares are listed; (ii) in the case of Multiple Voting Shares or Super Voting Shares, the amount determined under (i) multiplied by the Conversion Ratio in effect at the time the redemption notice is delivered, or (iii) if no such quotations are available, the fair market value per share of such Subordinate Voting Shares and/or Multiple Voting Shares as set forth in a valuation and fairness opinion (the “Valuation Opinion”) from an investment banking firm of nationally recognized standing in Canada (qualified to perform such task and which is disinterested in the contemplated redemption and has not in the then past two years provided services for a fee to the Company or its affiliates) or a disinterested nationally recognized accounting firm.

The redemption date will be not less than 30 trading days from the date of the redemption notice unless a governmental authority requires that Subordinate Voting Shares be redeemed as of an earlier date, in which case the redemption date will be such earlier date, and if there is an outstanding redemption notice, the Company will issue an amended redemption notice reflecting the new redemption date forthwith.

From and after the date the redemption notice is delivered, an Unsuitable Person owning Subordinate Voting Shares called for redemption will cease to have any voting rights. From and after the redemption date, any and all rights of any nature which may be held by an Unsuitable Person with respect to such person’s Subordinate Voting Shares will cease and, thereafter, the Unsuitable Person will be entitled only to receive the redemption price, without interest, on the redemption date; provided, however, that if any such Subordinate Voting Shares come to be owned solely by persons other than an Unsuitable Person (such as by transfer of such Subordinate Voting Shares to a liquidating trust, subject to the approval of any applicable governmental authority), such persons may exercise voting rights of such Subordinate Voting Shares and the Board of Directors may determine, in its sole discretion, not to redeem such Subordinate Voting Shares. The Company’s redemption right is unilateral, and unless an Unsuitable Person otherwise disposes of his, her or its Subordinate Voting Shares, such Unsuitable Person cannot prevent the Company from exercising its redemption right.

Following redemption, the redeemed Subordinate Voting Shares will be cancelled.

If the Company exercises its right to redeem Subordinate Voting Shares from an Unsuitable Person, (i) the Company may fund the redemption price, which may be substantial in amount in certain circumstances, from its existing cash resources, the incurrence of indebtedness, the issuance of additional securities including debt securities, the issuance of a promissory note issued to the Unsuitable Person, any other means permitted by applicable law or a combination of the foregoing sources of funding, (ii) the number of Subordinate Voting Shares outstanding will be reduced by the number of applicable shares redeemed, and (iii) the Company cannot provide any assurance that the redemption will adequately address the concerns of any governmental authority or enable the Company to make all required governmental filings or obtain and maintain all licenses, permits or other governmental approvals that are required to conduct its business. The Company cannot prevent an Unsuitable Person from acquiring or reacquiring the Company Shares and can only address such unsuitability by exercising its redemption rights pursuant to the redemption provision. To the extent required by applicable laws, the Company may deduct and withhold any tax from the redemption price. To the extent any amounts are so withheld and are timely remitted to the applicable governmental authority, such amounts shall be treated for all purposes as having been paid to the person in respect of which such deduction and withholding was made.

A person (or group of persons acting jointly or in concert) will be prohibited from acquiring or disposing of five percent (5%) or more of the issued and outstanding shares of the Company (calculated on an as-converted to Subordinate Voting Share basis), directly or indirectly, in one or more transactions, without providing 15 days’ advance written notice to the Company by mail sent to the Company’s registered office to the attention of the corporate secretary. The foregoing restriction will not apply to the ownership, acquisition or disposition of shares as a result of: (i) a transfer of the Company Shares occurring by operation of law including, inter alia, the transfer of the Company Shares to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold the Company Shares for the purposes of distribution to the public or for the benefit of a third party, provided that such third party is in compliance with the foregoing restriction, or (iii) a conversion, exchange or exercise of securities of the Company, duly issued or granted by the Company, into or for Subordinate Voting Shares in accordance with their respective terms. If the Board reasonably believes that any such holder of the Company Shares may have failed to comply with the foregoing restrictions, the Company may apply to the Supreme Court of British Columbia, or such other court of competent jurisdiction, for an order directing that such shareholder disclose the number of the Company Shares held.

Notwithstanding the adoption of the redemption provisions, the Company may not be able to exercise its redemption rights in full or at all. Under the BCBCA, the Company may not make any payment to redeem shares if there are reasonable grounds for believing that the Company is unable to pay its liabilities as they become due in the ordinary course of its business or if making the payment of the redemption price or providing the consideration would cause the Company to be unable to pay its liabilities as they become due in the ordinary course of its business. In the event that such restrictions prohibit the Company from exercising its redemption rights in part or in full, the Company will not be able to exercise its redemption rights absent a waiver of such restrictions, which the Company may not be able to obtain on acceptable terms or at all.

Super Voting Shares

Notice and Voting Rights. Holders of Super Voting Shares are entitled to notice of and to attend any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Super Voting Shares are entitled to 10 votes in respect of each Subordinate Voting Share into which such Super Voting Share could ultimately then be converted (currently 1,000 votes per Super Voting Share held).

Class Rights. As long as any Super Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Super Voting Shares by separate special resolution, prejudice or interfere with any right or special right attached to the Super Voting Shares. Additionally, consent of the holders of a majority of the outstanding Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Super Voting Shares. In connection with the exercise of the voting rights in respect of any such approvals, each holder of Super Voting Shares will have one vote in respect of each Super Voting Share held. The holders of Super Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, bonds, debentures or other securities of the Company.

Dividend Rights. The holders of the Super Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Super Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Multiple Voting Shares.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Super Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Super Voting Shares, be entitled to participate ratably along with all other holders of Super Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. Each Super Voting Share has a right to convert into 1 Multiple Voting Share subject to customary adjustments for certain corporate changes.

Automatic Conversion. Each Super Voting Share will automatically be converted without further action by the holder thereof into one Multiple Voting Share upon transfer by the holder thereof to anyone other than (i) Dr. Kyle E. Kingsley (for purposes hereof, “Initial Holders”), an immediate family member of an Initial Holder or a transfer for purposes of estate or tax planning to a company or person that is wholly beneficially owned by an Initial Holder or immediate family members of an Initial Holder or which an Initial Holder or immediate family members of an Initial Holder are the sole beneficiaries thereof; or (ii) a party approved by the Company.

Each Super Voting Share held by a particular Initial Holder will automatically be converted without further action by the holder thereof into Multiple Voting Shares at the conversion ratio of one Multiple Voting Share for each Super Voting Share, subject to customary adjustments for certain corporate changes, if at any time the aggregate number of issued and outstanding Super Voting Shares beneficially owned, directly or indirectly, by that Initial Holder and that Initial Holder’s predecessor or transferor, permitted transferees and permitted successors, divided by the number of Super Voting Shares beneficially owned, directly or indirectly, by that Initial Holder as of the date of completion of the previously completed business combination is less than 50%. The holders of Super Voting Shares will, from time to time upon the request of the Company, provide to the Company evidence as to such holders’ direct and indirect beneficial ownership (and that of its permitted transferees and permitted successors) of Super Voting Shares to enable the Company to determine if its right to convert has occurred. For purposes of these calculations, a holder of Super Voting Shares will be deemed to beneficially own Super Voting Shares held by an intermediate company or fund in proportion to their equity ownership of such company or fund, unless such company or fund holds such shares for the benefit of such holder, in which case they will be deemed to own 100% of such shares held for their benefit.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Redemption Rights. The Company is, subject to certain conditions, entitled to redeem Super Voting Shares held by certain shareholders in order to permit the Company to comply with applicable licensing regulations. The purpose of the redemption right is to provide the Company with a means of protecting itself from having an “Unsuitable Person” with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over), five percent (5%) or more of the issued and outstanding Company Shares (calculated on as-converted to Subordinate Voting Shares basis), who a governmental authority granting licenses to the Company (including to any subsidiary) has determined to be unsuitable to own shares, or whose ownership of Super Voting Shares may result in the loss, suspension or revocation (or similar action) with respect to any licenses relating to the conduct of the Company’s business relating to the cultivation, processing and dispensing of cannabis and cannabis-derived products in the United States or in the Company being unable to obtain any new licenses in the normal course, including, but not limited to, as a result of such person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a governmental authority, as determined by the Board of Directors in its sole discretion after consultation with legal counsel and, if a license application has been filed, after consultation with the applicable governmental authority.

The terms of Super Voting Shares provide the Company with a right, but not the obligation, at its option, to redeem Super Voting Shares held by an Unsuitable Person at a redemption price per share, unless otherwise required by any governmental authority, equal to the Unsuitable Person Redemption Price. This right is required in order for the Company to comply with regulations in various jurisdictions where the Company conducts business or is expected to conduct business, which provide that the shareholders of a company requiring a license who hold over a certain percentage threshold of the issued and outstanding shares of the Company cannot be deemed “unsuitable” by the applicable governmental authority issuing the license in order for such license to be issued and to remain valid and in effect.

A redemption notice may be delivered by the Company to any Unsuitable Person setting forth: (i) the redemption date, (ii) the number of Super Voting Shares to be redeemed, (iii) the formula pursuant to which the redemption price will be determined and the manner of payment therefor, (iv) the place where such Super Voting Shares (or certificate thereto, as applicable) will be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, (v) a copy of the Valuation Opinion if the Company is no longer listed on the CSE or another recognized securities exchange, and (vi) any other requirement of surrender of the redeemed shares. The redemption notice will be sent to the Unsuitable Person not less than 30 trading days prior to the redemption date, except as otherwise provided below. The Company will send a written notice confirming the amount of the redemption price as soon as possible following the determination of such redemption price. The redemption notice may be conditional such that the Company need not redeem Super Voting Shares on the redemption date if the Board of Directors determines, in its sole discretion, that such redemption is no longer advisable or necessary.

The redemption date will be not less than 30 trading days from the date of the redemption notice unless a governmental authority requires that Super Voting Shares be redeemed as of an earlier date, in which case the redemption date will be such earlier date, and if there is an outstanding redemption notice, the Company will issue an amended redemption notice reflecting the new redemption date forthwith.

From and after the date the redemption notice is delivered, an Unsuitable Person owning Super Voting Shares called for redemption will cease to have any voting rights. From and after the redemption date, any and all rights of any nature which may be held by an Unsuitable Person, any other means permitted by applicable law with respect to such person’s Super Voting Shares will cease and, thereafter, the Unsuitable Person will be entitled only to receive the redemption price, without interest, on the redemption date; provided, however, that if any such Super Voting Shares come to be owned solely by persons other than an Unsuitable Person (such as by transfer of such Super Voting Shares to a liquidating trust, subject to the approval of any applicable governmental authority), such persons may exercise voting rights of such Super Voting Shares and the Board of Directors may determine, in its sole discretion, not to redeem such Super Voting Shares. The Company’s redemption right is unilateral, and unless an Unsuitable Person otherwise disposes of his, her or its Super Voting Shares, such the Unsuitable Person cannot prevent the Company from exercising its redemption right.

Following redemption, the redeemed Super Voting Shares will be cancelled.

If the Company exercises its right to redeem Super Voting Shares from an Unsuitable Person, (i) the Company may fund the redemption price, which may be substantial in amount in certain circumstances, from its existing cash resources, the incurrence of indebtedness, the issuance of additional securities including debt securities, the issuance of a promissory note issued to the Unsuitable Person or a combination of the foregoing sources of funding, (ii) the number of Super Voting Shares outstanding will be reduced by the number of applicable shares redeemed, and (iii) the Company cannot provide any assurance that the redemption will adequately address the concerns of any governmental authority or enable the Company to make all required governmental filings or obtain and maintain all licenses, permits or other governmental approvals that are required to conduct its business. The Company cannot prevent an Unsuitable Person from acquiring or reacquiring the Company Shares and can only address such unsuitability by exercising its redemption rights pursuant to the redemption provision. To the extent required by applicable laws, the Company may deduct and withhold any tax from the redemption price. To the extent any amounts are so withheld and are timely remitted to the applicable governmental authority, such amounts shall be treated for all purposes as having been paid to the person in respect of which such deduction and withholding was made.

A person (or group of persons acting jointly or in concert) will be prohibited from acquiring or disposing of five percent (5%) or more of the issued and outstanding shares of the Company (calculated on an as-converted to Subordinate Voting Share basis), directly or indirectly, in one or more transactions, without providing 15 days’ advance written notice to the Company by mail sent to the Company’s registered office to the attention of the corporate secretary. The foregoing restriction will not apply to the ownership, acquisition or disposition of shares as a result of: (i) a transfer of the Company Shares occurring by operation of law including, inter alia, the transfer of the Company Shares to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold the Company Shares for the purposes of distribution to the public or for the benefit of a third party, provided that such third party is in compliance with the foregoing restriction, or (iii) a conversion, exchange or exercise of securities of the Company, duly issued or granted by the Company, into or for Subordinate Voting Shares in accordance with their respective terms. If the Board reasonably believes that any such holder of the Company Shares may have failed to comply with the foregoing restrictions, the Company may apply to the Supreme Court of British Columbia, or such other court of competent jurisdiction, for an order directing that such shareholder disclose the number of the Company Shares held.

Notwithstanding the adoption of the redemption provisions, the Company may not be able to exercise its redemption rights in full or at all. Under the BCBCA, the Company may not make any payment to redeem shares if there are reasonable grounds for believing that the Company is unable to pay its liabilities as they become due in the ordinary course of its business or if making the payment of the redemption price or providing the consideration would cause the Company to be unable to pay its liabilities as they become due in the ordinary course of its business. In the event that such restrictions prohibit the Company from exercising its redemption rights in part or in full, the Company will not be able to exercise its redemption rights absent a waiver of such restrictions, which the Company may not be able to obtain on acceptable terms or at all.

Multiple Voting Shares

Notice and Voting Rights. Holders of Multiple Voting Shares are entitled to notice of and to attend any meeting of the shareholders of the Company, except a meeting of which only holders of another particular class or series of shares of the Company have the right to vote. At each such meeting, holders of Multiple Voting Shares are entitled to one vote in respect of each Subordinate Voting Share into which such Multiple Voting Share could then be converted (currently 100 votes per Multiple Voting Share held).

Class Rights. As long as any Multiple Voting Shares remain outstanding, the Company will not, without the consent of the holders of the Multiple Voting Shares and Super Voting Shares by separate special resolution, prejudice or interfere with any right attached to the Multiple Voting Shares. Consent of the holders of a majority of the outstanding Multiple Voting Shares and Super Voting Shares will be required for any action that authorizes or creates shares of any class having preferences superior to or on a parity with the Multiple Voting Shares. In connection with the exercise of the voting rights discussed in this paragraph, each holder of Multiple Voting Shares will have one vote in respect of each Multiple Voting Share held. Holders of Multiple Voting Shares will not be entitled to a right of first refusal to subscribe for, purchase or receive any part of any issue of Subordinate Voting Shares, or bonds, debentures or other securities of the Company.

Dividend Rights. The holders of the Multiple Voting Shares are entitled to receive such dividends as may be declared and paid to holders of the Subordinate Voting Shares on an as-converted to Subordinate Voting Share basis. No dividend will be declared or paid on the Multiple Voting Shares unless the Company simultaneously declares or pays, as applicable, equivalent dividends (on an as-converted to Subordinate Voting Share basis) on the Subordinate Voting Shares and Super Voting Shares.

Liquidation Rights. In the event of the liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or in the event of any other distribution of assets of the Company among its shareholders for the purpose of winding up its affairs, the holders of Multiple Voting Shares will, subject to the prior rights of the holders of any shares of the Company ranking in priority to the Multiple Voting Shares, be entitled to participate ratably along with all other holders of Multiple Voting Shares (on an as-converted to Subordinate Voting Share basis), Subordinate Voting Shares and Super Voting Shares (on an as-converted to Subordinate Voting Share basis).

Conversion Rights. The Multiple Voting Shares each have a restricted right to convert into 100 Subordinate Voting Shares (the “Conversion Ratio”), subject to customary adjustments for certain corporate changes. As of the date of this filing, the ability to convert the Multiple Voting Shares is subject to a restriction that the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares held of record, directly or indirectly, by residents of the United States (as determined in accordance with Rules 3b-4 and 12g3-2(a) under the Securities Exchange Act of 1934, as amended) may not exceed 40% of the aggregate number of Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares issued and outstanding after giving effect to such conversions. Additionally, conversions subject to a restriction that a holder of Multiple Voting Shares may not convert their shares if after giving effect to such conversion, the holder, together with the holder’s affiliates, would beneficially own in excess of 9.99% of the number of Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares issuable upon conversion of the Multiple Voting Shares subject to the conversion. Upon notice to the Company, a holder of Multiple Voting Shares may increase or decrease the foregoing limitation, provided the holder would not own in excess of 19.99% of the number of Subordinate Voting Shares outstanding immediately after giving effect to the issuance of Subordinate Voting Shares upon conversion of Multiple Voting Shares subject to the conversion. Any increase in the limitation is not effective until the 61st day after the notice is delivered to the Company. At the Company’s Annual Meeting of Shareholders held on July 15, 2020, the Company’s shareholders approved the removal of the foregoing conversion restrictions from the Company’s Articles of Incorporation to be effective as of January 1, 2021.

In the event that an offer is made to purchase Subordinate Voting Shares and the offer is one which is required, pursuant to applicable securities legislation or the rules of a stock exchange, if any, on which the Subordinate Voting Shares are then listed, to be made to all or substantially all the holders of Subordinate Voting Shares in a given province or territory of Canada to which these requirements apply, each Multiple Voting Share shall become convertible at the option of the holder into Subordinate Voting Shares at the Conversion Ratio at any time while the offer is in effect until one day after the time prescribed by applicable securities legislation for the offeror to take up and pay for such shares as are to be acquired pursuant to the offer.

The conversion right may be exercised in respect of Multiple Voting Shares for the purpose of depositing the resulting Subordinate Voting Shares under the offer, and for no other reason. In such event, the Company’s transfer agent shall deposit under the offer the resulting Subordinate Voting Shares on behalf of the holder. Should the Subordinate Voting Shares issued upon conversion and tendered in response to the offer be withdrawn by shareholders or not taken up by the offeror, or should the offer be abandoned, withdrawn or terminated by the offeror or the offer otherwise expires without such Subordinate Voting Shares being taken up and paid for, the Subordinate Voting Shares resulting from the conversion shall be automatically reconverted, without further intervention on the part of the Company or on the part of the holder, into Multiple Voting Shares at the inverse of the Conversion Ratio then in effect.

Change in Control. No subdivision or consolidation of the Subordinate Voting Shares, Multiple Voting Shares or Super Voting Shares shall occur unless, simultaneously, the Subordinate Voting Shares, Multiple Voting Shares and Super Voting Shares are subdivided or consolidated in the same manner or such other adjustment is made, so as to maintain and preserve the relative rights of the holders of the shares of each of the said classes.

Redemption Rights. The Company is, subject to certain conditions, entitled to redeem Multiple Voting Shares held by certain shareholders in order to permit the Company to comply with applicable licensing regulations. The purpose of the redemption right is to provide the Company with a means of protecting itself from having an “Unsuitable Person” with an ownership interest of, whether of record or beneficially (or having the power to exercise control or direction over), five percent (5%) or more of the issued and outstanding Company Shares (calculated on as-converted to Subordinate Voting Shares basis), who a governmental authority granting licenses to the Company (including to any subsidiary) has determined to be unsuitable to own shares, or whose ownership of Multiple Voting Shares may result in the loss, suspension or revocation (or similar action) with respect to any licenses relating to the conduct of the Company’s business relating to the cultivation, processing and dispensing of cannabis and cannabis-derived products in the United States or in the Company being unable to obtain any new licenses in the normal course, including, but not limited to, as a result of such person’s failure to apply for a suitability review from or to otherwise fail to comply with the requirements of a governmental authority, as determined by the Board of Directors in its sole discretion after consultation with legal counsel and, if a license application has been filed, after consultation with the applicable governmental authority.

The terms of Multiple Voting Shares provide the Company with a right, but not the obligation, at its option, to redeem Multiple Voting Shares held by an Unsuitable Person at a redemption price per share, unless otherwise required by any governmental authority, equal to the Unsuitable Person Redemption Price. This right is required in order for the Company to comply with regulations in various jurisdictions where the Company conducts business or is expected to conduct business, which provide that the shareholders of a company requiring a license who hold over a certain percentage threshold of the issued and outstanding shares of the Company cannot be deemed “unsuitable” by the applicable governmental authority issuing the license in order for such license to be issued and to remain valid and in effect.

A redemption notice may be delivered by the Company to any Unsuitable Person setting forth: (i) the redemption date, (ii) the number of Multiple Voting Shares to be redeemed, (iii) the formula pursuant to which the redemption price will be determined and the manner of payment therefor, (iv) the place where such Multiple Voting Shares (or certificate thereto, as applicable) will be surrendered for payment, duly endorsed in blank or accompanied by proper instruments of transfer, (v) a copy of the Valuation Opinion if the Company is no longer listed on the CSE or another recognized securities exchange, and (vi) any other requirement of surrender of the redeemed shares. The redemption notice will be sent to the Unsuitable Person not less than 30 trading days prior to the redemption date, except as otherwise provided below. The Company will send a written notice confirming the amount of the redemption price as soon as possible following the determination of such redemption price. The redemption notice may be conditional such that the Company need not redeem Multiple Voting Shares on the redemption date if the Board of Directors determines, in its sole discretion, that such redemption is no longer advisable or necessary.

The redemption date will be not less than 30 trading days from the date of the redemption notice unless a governmental authority requires that Multiple Voting Shares be redeemed as of an earlier date, in which case the redemption date will be such earlier date, and if there is an outstanding redemption notice, the Company will issue an amended redemption notice reflecting the new redemption date forthwith.

From and after the date the redemption notice is delivered, an Unsuitable Person owning Multiple Voting Shares called for redemption will cease to have any voting rights. From and after the redemption date, any and all rights of any nature which may be held by an Unsuitable Person with respect to such person’s Multiple Voting Shares will cease and, thereafter, the Unsuitable Person will be entitled only to receive the redemption price, without interest, on the redemption date; provided, however, that if any such Multiple Voting Shares come to be owned solely by persons other than an Unsuitable Person (such as by transfer of such Multiple Voting Shares to a liquidating trust, subject to the approval of any applicable governmental authority), such persons may exercise voting rights of such Multiple Voting Shares and the Board of Directors may determine, in its sole discretion, not to redeem such Multiple Voting Shares. The Company’s redemption right is unilateral, and unless an Unsuitable Person otherwise disposes of his, her or its Multiple Voting Shares, such Unsuitable Person cannot prevent the Company from exercising its redemption right.

Following redemption, the redeemed Multiple Voting Shares will be cancelled.

If the Company exercises its right to redeem Multiple Voting Shares from an Unsuitable Person, (i) the Company may fund the redemption price, which may be substantial in amount in certain circumstances, from its existing cash resources, the incurrence of indebtedness, the issuance of additional securities including debt securities, the issuance of a promissory note issued to the Unsuitable Person, any other means permitted by applicable law or a combination of the foregoing sources of funding, (ii) the number of Multiple Voting Shares outstanding will be reduced by the number of applicable shares redeemed, and (iii) the Company cannot provide any assurance that the redemption will adequately address the concerns of any governmental authority or enable the Company to make all required governmental filings or obtain and maintain all licenses, permits or other governmental approvals that are required to conduct its business. The Company cannot prevent an Unsuitable Person from acquiring or reacquiring the Company Shares and can only address such unsuitability by exercising its redemption rights pursuant to the redemption provision. To the extent required by applicable laws, the Company may deduct and withhold any tax from the redemption price. To the extent any amounts are so withheld and are timely remitted to the applicable governmental authority, such amounts shall be treated for all purposes as having been paid to the person in respect of which such deduction and withholding was made.

A person (or group of persons acting jointly or in concert) will be prohibited from acquiring or disposing of five percent (5%) or more of the issued and outstanding shares of the Company (calculated on an as-converted to Subordinate Voting Share basis), directly or indirectly, in one or more transactions, without providing 15 days’ advance written notice to the Company by mail sent to the Company’s registered office to the attention of the corporate secretary. The foregoing restriction will not apply to the ownership, acquisition or disposition of shares as a result of: (i) a transfer of the Company Shares occurring by operation of law including, inter alia, the transfer of the Company Shares to a trustee in bankruptcy, (ii) an acquisition or proposed acquisition by one or more underwriters or portfolio managers who hold the Company Shares for the purposes of distribution to the public or for the benefit of a third party, provided that such third party is in compliance with the foregoing restriction, or (iii) a conversion, exchange or exercise of securities of the Company, duly issued or granted by the Company, into or for Subordinate Voting Shares in accordance with their respective terms. If the Board reasonably believes that any such holder of the Company Shares may have failed to comply with the foregoing restrictions, the Company may apply to the Supreme Court of British Columbia, or such other court of competent jurisdiction, for an order directing that such shareholder disclose the number of the Company Shares held.

Notwithstanding the adoption of the redemption provisions, the Company may not be able to exercise its redemption rights in full or at all. Under the BCBCA, the Company may not make any payment to redeem shares if there are reasonable grounds for believing that the Company is unable to pay its liabilities as they become due in the ordinary course of its business or if making the payment of the redemption price or providing the consideration would cause the Company to be unable to pay its liabilities as they become due in the ordinary course of its business. In the event that such restrictions prohibit the Company from exercising its redemption rights in part or in full, the Company will not be able to exercise its redemption rights absent a waiver of such restrictions, which the Company may not be able to obtain on acceptable terms or at all.

Coattail Agreement, dated March 18, 2019, by and among Kyle E. Kingsley, Vireo Health International, Inc. and Odyssey Trust Company

On March 18, 2019, Kyle E. Kingsley, as the owner of all the outstanding Super Voting Shares, entered into a customary coattail agreement with the Company and Odyssey Trust Company as trustee (the “Coattail Agreement”). The Coattail Agreement contains provisions customary for dual class, listed corporations designed to prevent transactions that otherwise would deprive the holders of Subordinate Voting Shares or of Multiple Voting Shares of rights under applicable provincial take-over bid legislation to which they would have been entitled if Super Voting Shares had been Subordinate Voting Shares or Multiple Voting Shares. The foregoing description is qualified in its entirety by reference to the Coattail Agreement, which is included as Exhibit 4.1 hereto and incorporated by reference herein.